Exhibit 10.14

Execution Version

June 30, 2020

Ms. Sharmistha Dubey
c/o Match Group Inc.
8750 North Central Expressway, Suite 1400
Dallas, Texas 75231

Assignment of Employment Agreement to New Match

Dear Ms. Dubey:

This letter specifies the interpretation and application of Section 4 of the Standard Terms (the “Assignment Provision”), as incorporated into the Employment Agreement, dated as of February 13, 2020 (the “Employment Agreement”), between you and Match Group, Inc. (“Old Match”), in connection with the merger (the “Old Match Merger”) of Old Match with and into Valentine Merger Sub LLC (“New Match Merger Sub”), a wholly-owned indirect subsidiary of IAC/InterActiveCorp. Immediately following such Old Match Merger, IAC/InterActiveCorp was renamed Match Group, Inc. (“New Match”).

The Assignment Provision states, in relevant part, that in the event of a merger of Old Match with or into another entity, the Employment Agreement would be binding upon and inure to the benefit of the successor to Old Match, with such successor responsible for discharging and performing all the promises, covenants, duties, and obligations of Old Match thereunder. Thus, when Old Match merged with and into New Match Merger Sub, the latter became the successor to Old Match for purposes of the Assignment Provision.

By this letter, you, New Match Merger Sub and New Match agree that New Match shall be substituted for New Match Merger Sub and treated as the successor to Old Match for purposes of the Assignment Provision and that, from and after the effective time of the Old Match Merger, all references to the “Company” in the Employment Agreement shall be deemed to refer to New Match.

If you agree that this letter sets forth our collective understanding as to New Match succeeding to the rights and obligations of Old Match and New Match Merger Sub from and after the effective time of the Old Match Merger, please indicate your agreement by signing this letter where indicated below.

[Signature Pages Follow]

Sincerely,

VALENTINE MERGER SUB LLC

/s/ Jared Sine
By: Jared Sine
Its: Chief Legal Officer & Secretary

MATCH GROUP, INC.

/s/ Jared Sine
By: Jared Sine
Its: Chief Legal Officer & Secretary

AGREED AND ACCEPTED

/s Sharmistha Dubey
By: Sharmistha Dubey

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